ORIGINAL

OIL & GAS/COMMERCE BUILDING

OFFICE LEASE AGREEMENT

Between

FT. WORTH PLAZA LIMITED PARTNERSHIP
as Landlord

and

as Tenant

CONNECT PAGING INC., A TEXAS CORPORATION
Dba GET A PHONE

Dated

2004

OFFICE LEASE AGREEMENT

1. DEFINITIONS AND BASIC PROVISIONS.

A.	Date of Lease: ________ 2004.	
B.	"Landlord":	Ft. Worth Plaza Limited Partnership, a Texas limited partnership
C.	Address of Landlord:	Fort Worth Plaza, LP 309 West 7th St., Suite 107 Fort Worth, Texas 76102
D.	"Tenant":	Connect Paging Inc., a Texas Corporation, dba Get A Phone
E.	Address of Tenant:	112 E. Seminary Drive, Suite B Fort Worth, Texas 76115

F. "Building": The structure commonly known as the Oil & Gas/Commerce Building comprised of the building commonly known as the "Oil & Gas Building" and the building commonly known as the "Commerce Building" and which is located on the land (the "Land") described by metes and bounds on Exhibit B attached hereto and made a part hereof for all purposes.

G. "Leased Premises": Approximately 1,824 square feet of rentable area on the seventh (7th) floor(s) of the Oil & Gas Building, also known as Suite 720, as outlined and hatched on the floor plan attached hereto as Exhibit A and made a part hereof for all purposes. Tenant acknowledges that Tenant has had the opportunity to measure the Leased Premises and that there has been applied to the usable square footage of the Leased Premises a common area factor to arrive at the rentable square footage of the Leased Premises. Therefore, Landlord and Tenant hereby stipulate that notwithstanding anything herein to the contrary, the Leased Premises shall be deemed to consist of 1,824 rentable square feet, and that no shortage or overage in the rentable square feet of the Leased Premises purported by either party shall be the basis for changing the number of rentable square feet herein stipulated.

H. "Project": The Building, the parking facilities, parking garage and other structures, improvements, landscaping, fixtures, appurtenances and other common areas now or hereafter, constructed or erected on the Land.

I. "Rentable area in the Building" shall be 439,802 square feet of rentable area, unless modified as provided herein.

J. "Commencement Date": November 1, 2004, or the date upon which Tenant occupies the Leased Premises with the prior written consent of Landlord, whichever shall first occur. Upon request of either party hereto, Landlord and Tenant agree to execute and deliver a written declaration in recordable form expressing the Commencement Date hereof.

K. "Term": "Term": The term of this Lease shall be thirty-nine (39) months, to commence on the 1st day of November, 2004 ("The Commencement Date") and to end on the 31st day of January, 2008.

March 31

L. "Base Rental"

November 1, 2004 – January 31, 2005	$0.00 per month
February 1, 2005 – January 31, 2008	$1,976.00 per month

each such monthly installment shall be due and payable on the first day of each calendar month, monthly in advance without demand and without setoff or deduction whatsoever.

M. "Prepaid Rental": $1,976.00, to be applied to the first accruing monthly installments of rental.

N. "Security Deposit": $1,976.00.

O. "Permitted Use": The Leased Premises shall be used only for office purposes.

P. "Common Area": That part of the Project designated by Landlord from time to time for the common use of all tenants, including among other facilities, sidewalks, service corridors, curbs, truckways, loading areas, private streets and alleys, lighting facilities, mechanical and electrical rooms, janitors' closets, halls, lobbies, delivery passages, elevators, drinking fountains, meeting rooms, public toilets, parking areas and garages, decks and other parking facilities, landscaping and other common rooms and common facilities.

Q. "Prime Rate"; "Prime Rate": The rate published as such by *The Wall Street Journal, Southwest Edition*, (or its successor or assign) in its listing of "Money Rates".

R. "Broker": Trammell Crow represents the Tenant and NAI Stoneleigh Huff Brous McDowell represents the Landlord.

S. "Parking": Three (3) parking spaces for three (3) vehicles, subject, however, to the payment of prevailing market rental established from time to time for similar parking spaces and further subject to the other terms, covenants and conditions specified in Paragraph 25 hereof.

T. "Base Operating Expenses Rate": The Actual Operating Expenses Rate for the 2005 calendar year.

Each of the foregoing definitions and basic provisions shall be construed in conjunction with the references thereto contained in the other provisions of this Lease and shall be limited by such other provisions. Each reference in this Lease to any of the foregoing definitions and basic provisions shall be construed to incorporate each term set forth above under such definition or provision.

2. GRANTING CLAUSE. Landlord, in consideration of the covenants and agreements to be performed by Tenant and upon the terms and conditions hereinafter stated, does hereby lease, demise and let unto Tenant, and Tenant does hereby lease from Landlord, the Leased Premises specified in Paragraph 1.G. hereof to have and to hold for the Term of this Lease, as specified in Paragraph 1.K. hereof.

3. EARLY OCCUPANCY. Any occupancy of the Leased Premises by Tenant prior to the Commencement Date shall be subject to all of the terms and provisions of this Lease excepting only those requiring the payment of rental and other charges.

If this Lease is executed before the Leased Premises becomes vacant, or if any present tenant or occupant of the Leased Premises holds over and Landlord cannot acquire possession thereof prior to the Commencement Date, then Landlord shall not be deemed in default hereunder, and Tenant agrees to accept possession of the Leased Premises at such time as Landlord is able to tender the same and, in such event, the date of such tender by Landlord shall be deemed to be the Commencement Date, and Landlord hereby waives the payment of rental and other charges covering any period prior to the date of such tender.

4. RENTAL. As rental for the lease and use of the Leased Premises, Tenant will pay Landlord or Landlord's assigns, at the following address, without demand and without deduction, abatement or setoff (except as otherwise expressly provided for herein in Paragraph 8 hereof and Paragraph 15 hereof), the Base Rental in the manner specified in Paragraph 1.L. hereof, in lawful money of the United States. If the Term of this Lease does not commence on the first day of a calendar month, Tenant shall pay to Landlord in advance a pro rata part of such sum as rental for such first partial month. Tenant shall not pay any installment of rental more than one (1) month in advance. All past due installments of rental or other payment specified herein shall bear interest at the highest lawful rate per annum from the date due until paid.

If Tenant fails to timely pay two (2) consecutive installments of Base Rental, or other payment specified herein, or any combination thereof, Landlord may require Tenant to pay (in addition to any interest) Base Rental and other payments specified herein (as estimated by Landlord, if necessary) quarterly in advance, and, in such event, all future payments shall be made on or before the due date in cash or by cashier's check or money order, and the delivery of Tenant's personal or corporate check shall no longer constitute payment thereof. Any acceptance of Tenant's personal or corporate check thereafter by Landlord shall not be construed as a waiver of the requirement that such payments be made in cash or by cashier's check or money order. Any amount so estimated by Landlord and paid by Tenant shall be adjusted promptly after actual figures become available and paid or credited to Landlord or Tenant, as the case may be.

5. USE. Tenant shall use the Leased Premises solely for the Permitted Use specified in Paragraph 1.O hereof and for no other business or purpose without the prior written consent of Landlord.

6. SERVICES TO BE PROVIDED BY LANDLORD.

A. Subject to the rules and regulations hereinafter referred to, Landlord shall furnish Tenant, at Landlord's expense, while Tenant is occupying the Leased Premises and is not in default hereunder, the following services during the Term of this Lease:

(1) Air conditioning and heating in season, at such times as Landlord normally furnishes such services to other tenants in the Building, and at such temperatures and in such amounts as are considered by Landlord to be standard, but such service on Saturday afternoons, Sundays and holidays to be furnished only upon the request of Tenant, who shall bear the cost thereof. Tenant acknowledges that such service and temperature may be subject to change by local, county, state or federal regulation. Whenever machines or equipment that generate abnormal heat are used in the Leased Premises which affect the temperature otherwise maintained by the air conditioning system, Landlord shall have the right to install supplemental air conditioning in the Leased Premises, and the cost thereof, including the cost of installation, operation, use and maintenance, shall be paid by Tenant to Landlord as additional rental upon demand.

(2) Water at those points of supply provided for general use.

(3) Janitor service in and about the Building, and the Leased Premises, as may in the judgment of Landlord be reasonably required; however, Tenant shall pay the additional costs attributable to the cleaning of improvements within the Leased Premises other than building standard improvements.

(4) Elevators for ingress to and egress from the Building as may in the judgment of Landlord be reasonably required. Landlord may reasonably limit the number of elevators in operation after usual and customary business hours and on Saturday afternoons, Sundays and legal holidays.

(5) Replacement of fluorescent lamps in the building standard ceiling mounted fixtures installed by Landlord and incandescent bulb replacement in all public areas.

B. Landlord shall provide or cause to be provided to the Leased Premises all electrical current required by Tenant in the normal use and occupancy of the Leased Premises. Without Landlord's prior written consent, Tenant shall not install any equipment which would result in Tenant's connected load exceeding 3.0 watts per square foot of rentable area within the Leased Premises or which would generate sufficient heat to affect the temperature otherwise maintained in the Leased Premises by the normal operation of the Building air conditioning equipment serving the Leased Premises. The obligation of Landlord to provide or cause to be provided electrical service shall be subject to the rules and regulations of the supplier of such electricity and of any municipal or other governmental authority regulating the business of providing electrical utility service. Landlord shall not be liable or responsible to Tenant for any loss, damage or expense which Tenant may sustain or incur if either the quantity or character of the electric service is changed or is no longer available or no longer suitable for Tenant's requirements. At any time when Landlord is furnishing electric current to the Leased Premises pursuant to this Paragraph 6.B., Landlord may, at its option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the furnishing of such electric current. If Landlord gives such notice of discontinuance, Landlord shall make all reasonably necessary arrangements with the public utilities supplying the electric current to the Project with respect to connecting electric current to the Leased Premises, but Tenant shall contract directly with such public utility with respect to supplying such service. Landlord shall have the right to measure electrical usage in the Leased Premises (1) by installing a submeter, (2) by periodic determinations by Landlord's engineers or other competent consultants selected by Landlord, or (3) by any combination of such methods. The cost of purchase and installation of a submeter in the Leased Premises shall be borne by Tenant.

C. (INTENTIONALLY DELETED)

D. (INTENTIONALLY DELETED)

E. If Tenant's connected load for electrical design exceeds 3.0 watts per square foot, Tenant shall pay as a surcharge a proportionate part of all electrical service costs which are attributable to the aggregate over-standard electrical consumption by all tenants in the Building. Such proportion shall be equal to the product of the aggregate cost of all over-standard electrical consumption in the Building (as determined by Landlord) times a fraction in which the numerator is Tenant's electrical design load in excess of 3.0 watts per square foot and the denominator is the aggregate of the total electrical design load of all tenants in the Building in excess of 3.0 watts per square foot. Tenant's proportionate share of such sums shall be due within ten (10) days after the date of receipt of a statement therefor from Landlord setting forth the amount of the charges involved and calculating Tenant's proportionate share thereof.

F. No interruption or malfunction of any of such services shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or the Building or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages or entitle Tenant to be relieved from any of Tenant's obligations hereunder (including the obligation to pay rental) or grant Tenant any right of setoff or recoupment. In the event of any such interruption, however, Landlord shall use reasonable diligence during normal business hours to restore such service or cause same to be restored in any circumstances in which such restoration is within the reasonable control of Landlord and the interruption was not caused in whole or in part by Tenant's fault.

G. Should Tenant desire any additional services beyond those described in this Paragraph 6 hereof or rendition of any of such services outside the normal times of Landlord for providing such service, Landlord may (at Landlord's option), upon reasonable advance notice from Tenant to Landlord, furnish such services, and Tenant agrees to pay Landlord such charges as may be agreed on between Landlord and Tenant, but in no event at a charge less than Landlord's actual cost plus overhead for the additional services provided.

7. REPAIR AND MAINTENANCE.

A. Landlord shall, at Landlord's own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, structural members of the Building and equipment used to provide the services referred to in Paragraph 6 hereof, unless any such damage is caused in whole or in part by acts or omission of Tenant, or Tenant's agents, employees or invitees, in which event Tenant shall bear the cost of such repairs. Tenant shall promptly give Landlord notice of any damage in the Leased Premises requiring repair by Landlord, as aforesaid.

B. Tenant shall not in any manner deface or injure the Leased Premises or the Building but shall maintain the Leased Premises, including, without limitation, all fixtures installed by Tenant and all plate glass, walls, carpeting and other floor covering placed or found therein, in a clean, attractive, first-class condition and in good repair, except as to damage required to be repaired by Landlord, as provided in Paragraph 7.A. hereof. Upon the expiration of the Term of this Lease, Tenant shall surrender and deliver up the Leased Premises with all improvements located thereon (except as provided in Paragraph 11.B. hereof) to Landlord broom-clean and in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant, failing which Landlord may restore the Leased Premises to such condition, and Tenant shall pay the cost thereof.

C. This Paragraph 7 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Paragraph 8 hereof shall apply), or damage resulting from an eminent domain taking (as to which Paragraph 15 hereof shall apply).

8. FIRE AND OTHER CASUALTY.

A. If at any time during the Term of this Lease, the Leased Premises or any portion of the Building shall be damaged or destroyed by fire or other casualty, then Landlord shall have the election to terminate this Lease or to repair and reconstruct the Leased Premises and the Building to substantially the same condition in which they existed immediately prior to such damage or destruction, except that Landlord shall not be required to rebuild, repair or replace any part of the partitions, fixtures and other improvements which may have been installed by Tenant or other tenants within the Building (other than that portion of such improvements originally paid for by Landlord). In the event that the Leased Premises are damaged or destroyed by fire or other casualty, or a portion of the Building is damaged or destroyed by fire or other casualty so as to materially impair the use and occupancy by the Tenant of the Leased Premises, then Landlord shall be obligated to provides written notice (the "Restoration Notice") to Tenant within ninety (90) days of such event of casualty stating a good faith estimate, certified by an independent architect, of the period of time (the "Stated Restoration Period") which shall be required for the repair and restoration of the Lease Premises and/or the Building. Tenant shall have the right, at its election. To terminate the Lease if either (i) the Stated Restoration Period shall be in excess of two hundred ten (210) days following the date of the Restoration Notice and Tenant terminates this Lease with written notice thereof to Landlord within ten (10) days following delivery of the Restoration Notice, or (ii) Landlord shall fair to substantially complete the repair and restoration of the Lease Premises or the Building within the Stated Restoration Period and Tenant delivers written notice of such termination to Landlord within ten (10) days following the expiration of the restoration deadline.

B. In any of the aforesaid circumstances, rental shall abate proportionately during the period and to the extent that the Leased Premises are unfit for use by Tenant in the ordinary conduct of Tenant's business. If Landlord has elected to repair and restore the Leased Premises, this Lease shall continue in full force and effect and such repairs shall be made within a reasonable time thereafter,

subject to delays arising from shortages of labor or material, acts of God, war or other conditions beyond Landlord's reasonable control. In the event that this Lease is terminated as herein permitted, Landlord shall refund to Tenant the prepaid rental (unaccrued as of the date of damage or destruction) less any sum then owing Landlord by Tenant. If Landlord has elected to repair and reconstruct the Leased Premises, then the Term of this Lease shall be extended by a period of time equal to the period of such repair and reconstruction. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or to the Leased Premises shall be for the sole benefit of the party carrying such insurance under its control, and it is understood that Landlord shall in no event be obligated to carry insurance on Tenant's contents.

9. COMPLIANCE WITH LAWS AND USAGE. Tenant, at Tenant's own expense, (a) shall comply with all federal, state, municipal, fire underwriting and other laws, ordinances, orders, rules and regulations applicable to the Leased Premises and the business conducted therein by Tenant, (b) shall not engage in any activity which would cause Landlord's fire and extended coverage insurance to be cancelled or the rate therefor to be increased (or, at Landlord's option, Tenant shall pay any such increase to Landlord immediately upon demand as additional rental in the event of such rate increase by reason of such activity), (c) shall not commit, and shall cause Tenant's agents, employees and invitees not to commit, any act which is a nuisance or annoyance to Landlord or to other tenants, or which might, in the exclusive judgment of Landlord, damage Landlord's goodwill or reputation, or tend to injure or depreciate the Building, (d) shall not commit or permit waste in the Leased Premises or the Building, (e) shall comply with rules and regulations from time to time promulgated by Landlord applicable to the Leased Premises and/or the Building, (f) shall not paint, erect or display any sign, advertisement, placard or lettering which is visible in the corridors or lobby of the Building or from the exterior of the Building without Landlord's prior written approval, and (g) shall not occupy or use, or permit any portion of the Leased Premises to be occupied or used, for any business or purpose other than the Permitted Use specified in Paragraph 1.O. hereof. If a controversy arises concerning Tenant's compliance with any federal, state, municipal or other laws, ordinances, orders, rules or regulations applicable to the Leased Premises and the business conducted therein by Tenant, Landlord may retain consultants of recognized standing to investigate Tenant's compliance. If it is determined that Tenant has not complied as required, Tenant shall reimburse Landlord on demand for all consulting and other costs incurred by Landlord in such investigation. Landlord and Tenant acknowledge that, in accordance with the provisions of the Americans with Disabilities Act of 1990 and the Texas Elimination of Architectural Barriers Act, each as amended from time to time, and all regulations and guidelines issued by authorized agencies with respect thereto (collectively, the "ADA" and the "EAB", respectively), responsibility for compliance with the terms and conditions of Title III of the ADA and the EAB may be allocated as between Landlord and Tenant. Notwithstanding anything to the contrary contained in the Lease, Landlord and Tenant agree that the responsibility for compliance with the ADA and the EAB shall be allocated as follows: (i) Tenant shall be responsible for compliance with the provisions of Title III of the ADA and with the provisions of the EAB with respect to the Leased Premises, including restrooms within the Leased Premises, and (ii) Landlord shall be responsible for compliance with the provisions of Title III of the ADA and with the provisions of the EAB with respect to the exterior of the Building, parking areas, sidewalks and walkways, and any and all areas appurtenant thereto, together with all common areas of the Building not included within the Leased Premises. The allocation of responsibility for ADA and EAB compliance between Landlord and Tenant, and the obligations of Landlord and Tenant established by such allocations, shall supersede any other provisions of the Lease that may contradict or otherwise differ from the requirements of this paragraph.

10. LIABILITY AND INDEMNITY.

A. Tenant agrees to indemnify and save Landlord harmless from all claims (including costs and expenses of defending against such claims) arising or alleged to arise from any act or omission of Tenant or Tenant's agents, employees, invitees or contractors, or arising from any injury to any person or damage to the property of any person occurring during the Term of this Lease in or about the Leased Premises. Tenant agrees to use and occupy the Leased Premises and other facilities of the Building at Tenant's own risk and hereby releases Landlord, Landlord's agents or employees, from all claims for any damage or injury to the full extent permitted by law, **regardless of cause or origin, including negligence of Landlord, its agents, officers, or employees.**

B. Tenant waives any and all rights of recovery, claim, action, or cause of action, against Landlord, its agents, officers, or employees, for any loss or damage that may occur to the Leased Premises, or any improvements thereto, or the Project, or any improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, **regardless of cause or origin, including negligence of Landlord, its agents, officers, or employees**, and Tenant covenants that no insurer shall hold any right of subrogation against Landlord and all such insurance policies shall be amended or endorsed to reflect such waiver of subrogation.

C. Tenant, to the extent permitted by law, waives all claims Tenant may have against Landlord, and against Landlord's agents and employees for injury to person or damage to or loss of property sustained by Tenant or by any occupant of the Leased Premises, or by any other person, resulting from any part of the Building or any equipment or appurtenances becoming out of repair, or resulting from any accident in or about the Building or resulting directly or indirectly from any act or neglect of any tenant or occupant of any part of the Building or of any other person, regardless of cause or origin, including negligence of Landlord, its agents, officers, or employees, unless such damage is a result of the gross negligence of Landlord, or Landlord's agents or employees. If any damage results from any act or neglect of Tenant, Landlord may, at Landlord's option, repair such damage, and Tenant shall thereupon pay to Landlord the total cost of such repair. All personal property belonging to Tenant or any occupant of the Leased Premises that is in or on any part of the Building shall be there at the risk of Tenant or of such other person only, and Landlord, Landlord's agents and employees shall not be liable for any damage thereto or for the theft or misappropriation thereof, regardless of cause or origin, including negligence of Landlord, its agents, officers, or employees, unless such damage, theft or misappropriation is a result of the gross negligence of Landlord or Landlord's agents or employees. Tenant agrees to indemnify and hold Landlord harmless from and against any and all loss, cost, claim and liability (including reasonable attorneys' fees) for injuries to all persons and for damage to or loss of property occurring in or about the Building, due to any act or negligence or default under this Lease by Tenant, Tenant's contractors, agents or employees.

11. ADDITIONS AND FIXTURES.

A. Tenant will make no alteration, change, improvement, repair, replacement or physical addition in or to the Leased Premises or the Building without the prior written consent of Landlord. If such prior written consent of Landlord is granted, the work in such connection shall be at Tenant's expense by workmen and contractors approved in advance in writing by Landlord and in a manner and upon terms and conditions and at times satisfactory to and approved in advance in writing by Landlord and in the event Landlord must monitor and/or supervise such work or Tenant requests Landlord to undertake any portion of such work, Tenant agrees to pay Landlord an administrative charge equal to 15% of the cost of such work. In any instance where Landlord grants such consent, Landlord may grant such consent contingent and conditioned upon Tenant's contractors, laborers, materialmen and others furnishing labor or materials for Tenant's job working in harmony and not interfering with any labor utilized by Landlord, Landlord's contractors or mechanics or by any other tenant or such other tenant's contractors or mechanics; and if at any time such entry by one (1) or more persons furnishing labor or materials for Tenant's work shall cause disharmony or interference for any reason whatsoever without regard to fault, the consent granted by Landlord to Tenant may be withdrawn at any time upon written notice to Tenant.

B. Tenant, if Tenant so elects, may remove Tenant's trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the expiration of the Term of this Lease, (ii) Tenant is not in default of any obligation or covenant under this Lease at the time of such removal, and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Leased Premises and any alteration or addition to the Leased Premises (including wall-to-wall carpeting, paneling or other wall covering) and any other article attached or affixed to the floor, wall or ceiling of the Leased Premises shall become the property of Landlord shall be in good condition, normal wear and tear excepted, and shall remain upon and be surrendered with the Leased Premises as part thereof at the expiration of the Term of this Lease, Tenant hereby waiving all rights to any payment or compensation therefor; provided, however, that Tenant shall remove all cabling, including, without limitation, telephone and computer cabling, installed in the Leased Premises and/or the risers of the Building in connection with Tenant's lease of the Leased Premises. If, however, Landlord so requests in writing, Tenant will, prior to the termination of this Lease, remove in a good and workmanlike manner any and all alterations, additions, fixtures, equipment and property placed or installed by Tenant in the Leased Premises and will repair any damage occasioned by such removal.

12. ASSIGNMENT AND SUBLETTING.

A. Neither Tenant nor Tenant's legal representatives or successors in interest by operation of law or otherwise shall assign this Lease or sublease the Leased Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Leased Premises without the prior express written permission of Landlord, and any attempt to do any of the foregoing without the prior express written permission of Landlord shall be void and of no effect. In the event Tenant requests Landlord's prior express permission as to any such assignment, sublease or other transaction, Landlord shall have the right and option, as of the requested effective date of such assignment, sublease or other transaction (but no obligation), to cancel and terminate this Lease as to the portion of the Leased Premises with respect to which Landlord has been requested to permit such assignment, sublease or other transaction, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. In the event of any such attempted assignment or attempted

sublease, or should Tenant, in any other nature of transaction, permit or attempt to permit anyone to occupy the Leased Premises (or any portion thereof) without the prior express written permission of Landlord. Landlord shall thereupon have the right and option to cancel and terminate this Lease effective upon ten (10) days' notice to Tenant given by Landlord at any time thereafter either as to the entire Leased Premises or as to only the portion thereof which Tenant shall have attempted to assign or sublease or otherwise permitted some other party's occupancy without Landlord's prior express written permission, and if Landlord elects to cancel and terminate this Lease as to the aforesaid portion of the Leased Premises, then the rental and other charges payable hereunder shall thereafter be proportionately reduced. This prohibition against assignment or subletting shall be construed to include a prohibition against any assignment or subletting by operation of law.

B. Notwithstanding that the prior express written permission of Landlord to any of the aforesaid transactions may have been obtained, the following shall apply:

(1) In the event of an assignment, contemporaneously with the granting of Landlord's aforesaid consent, Tenant shall cause the assignee to expressly assume in writing and agree to perform all of the covenants, duties and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant. Tenant shall further cause such assignee to grant Landlord an express first and prior contract lien and security interest in the manner hereinafter stated as applicable to Tenant;

(2) A signed counterpart of all instruments relative thereto (executed by all parties to such transactions with the exception of Landlord) shall be submitted by Tenant to Landlord prior to or contemporaneously with the request for Landlord's prior express written permission thereto (it being understood that no such instrument shall be effective without the prior express written permission of Landlord);

(3) Tenant shall subordinate to Landlord's statutory lien and Landlord's aforesaid contract lien and security interest any liens or other rights which Tenant may claim with respect to any fixtures, equipment, goods, wares, merchandise or other property owned by or leased to the proposed assignee or sublessee or other party intending to occupy the Leased Premises;

(4) No usage of the Leased Premises different from the usage herein provided to be made by Tenant shall be permitted, and all other terms and provisions of this Lease shall continue to apply after any such transaction;

(5) In any case where Landlord consents to an assignment, sublease, grant of a concession or license or mortgage, pledge or hypothecation of the leasehold, the undersigned Tenant will nevertheless remain directly and primarily liable for the performance of all of the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay all rental and other sums herein provided to be paid), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant and/or any assignee, sublessee, concessionaire, licensee or other transferee without demand upon or proceeding in any way against any other person; and

(6) If the rental due and payable by a sublessee under any such permitted sublease (or a combination of the rental payable under such sublease plus any bonus or other consideration therefor or incident thereto) exceeds the hereinabove provided rental payable under this Lease, or if with respect to a permitted assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the rental payable under this Lease, then Tenant shall be bound and obligated to pay Landlord all such excess rental and other excess consideration within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee, as the case might be.

C. If Tenant is a corporation, then any transfer of this Lease from Tenant by merger, consolidation or dissolution or any change in ownership or power to vote a majority of the voting stock in Tenant outstanding at the time of execution of this Lease shall constitute an assignment for the purpose of this Lease; provided, however, that acquisition of all stock of a corporate tenant by any corporation, the stock of which is registered pursuant to the Securities Act of 1933 or the merger of a corporate tenant into such a corporation, the stock of which is so registered, shall not itself be deemed to be a violation of Paragraph 12.A. For purposes of this Paragraph 12.C., the term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation involved.

If Tenant is a general partnership having one (1) or more corporations as partners or if Tenant is a limited partnership having one (1) or more corporations as general partners, the provisions of the preceding paragraph of this Paragraph 12.C. shall apply to each of such corporations as if such corporation alone had been the Tenant hereunder.

If Tenant is a general partnership (whether or not having any corporations as partners) or if Tenant is a limited partnership (whether or not having any corporations as general partners), the transfer of the partnership interest or interests constituting a majority shall constitute an assignment for the purposes of this Lease.

D. Consent by Landlord to a particular assignment or sublease or other transaction shall not be deemed a consent to any other or subsequent transaction. If this Lease is assigned, or if the Leased Premises are subleased (whether in whole or in part), or in the event of the mortgage, pledge or hypothecation of the leasehold interest or grant of any concession or license within the Leased Premises without the prior express written permission of Landlord, or if the Leased Premises are occupied in whole or in part by anyone other than Tenant without the prior express written permission of Landlord, then Landlord may nevertheless collect rental and other charges from the assignee, sublessee, mortgagee, pledgee, party to whom the leasehold interest was hypothecated, concessionaire or licensee or other occupant and apply the net amount collected to the rental and other charges payable hereunder, but no such transaction or collection of rental and other charges or application thereof by Landlord shall be deemed a waiver of these provisions or a release of Tenant from the further performance by Tenant of Tenant's covenants, duties and obligations hereunder.

13. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any ground lease, mortgage, deed of trust or other lien presently existing or hereafter placed upon the Leased Premises or upon the Building or any part thereof, and to any renewals, modifications, extensions and refinancings thereof, which might now or hereafter constitute a lien upon the Building or any part thereof, and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the Leased Premises, but Tenant agrees that any such ground lessor, mortgagee and/or beneficiary of any deed of trust or other lien ("Landlord's Mortgagee") and/or Landlord shall have the right at any time to subordinate such ground lease, mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such Landlord's Mortgagee may deem appropriate in its discretion. Upon demand Tenant agrees to execute such further instruments subordinating this Lease, as Landlord may request, and such nondisturbance and attornment agreements, as any such Landlord's Mortgagee shall request, in form satisfactory to Landlord's Mortgagee. In the event that Tenant shall fail to execute any such instrument within ten (10) days after requested, Tenant hereby irrevocably constitutes Landlord as Tenant's attorney-in-fact to execute such instrument in Tenant's name, place and stead, it being stipulated by Landlord and Tenant that such agency is coupled with an interest in Landlord and is, accordingly, irrevocable. Upon foreclosure of the Building or upon acceptance of a deed in lieu of such foreclosure, Tenant hereby agrees to attorn to the new owner of such property after such foreclosure or acceptance of a deed in lieu of foreclosure, if so requested by such new owner of the Building.

14. OPERATING EXPENSES.

A. For purposes of this Paragraph 14, the following definitions and calculations shall apply:

(1) The term "Operating Expenses" shall mean all expenses, costs and disbursements of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, operation, maintenance, repair, replacement, protection and security of the Project, determined on an accrual basis in accordance with generally accepted accounting principles, including, without limitation, the following:

(i) Salaries and wages of all employees engaged in the operation, maintenance and security of the Project, including taxes, insurance and benefits (including pension, retirement and fringe benefits) relating thereto;

(ii) Cost of all supplies and materials used in the operation, maintenance and security of the Project;

(iii) Cost of all water and sewage service supplied to the Project;

(iv) Cost of all maintenance and service agreements for the Project and the equipment therein, including, without limitation, alarm service, parking facilities, security (both on-site and off-site), janitorial service, landscaping, fire protection, sprinklers, window cleaning and elevator maintenance;

(v) Cost of all insurance relating to the Project, including the cost of casualty, rental and liability insurance applicable to the Project and Landlord's personal property used in connection therewith;

(vi) All taxes, assessments and governmental charges (foreseen or unforeseen, general or special, ordinary or extraordinary) whether federal, state, county or municipal and

whether levied by taxing districts or authorities presently taxing the Project or by others subsequently created or otherwise, and any other taxes and assessments attributable to the Project or its operation, and all taxes of whatsoever nature that are imposed in substitution for or in lieu of any of the taxes, assessments or other charges herein defined; provided, however, Operating Expenses shall not include taxes paid by tenants of the Project as a separate charge on the value of their leasehold improvements, death taxes, excess profits taxes, franchise taxes and state and federal income taxes;

(vii) Cost of repairs and general maintenance, including, without limitation, reasonable depreciation charges applicable to all equipment used in repairing and maintaining the Project, but specifically excluding repairs and general maintenance paid by proceeds of insurance or by Tenant or by other third parties;

(viii) Cost of capital improvement items, including installation thereof, which are acquired primarily for the purpose of reducing Operating Expenses;

(ix) Reasonable management fees paid by Landlord to third parties or to management companies owned by, or management divisions of, Landlord, not to exceed the then prevailing market rate for the management of high quality class B office buildings comparable to the Project; and

(x) Any and all increases in ground rental and/or mortgage debt service requirements on the Project in accordance with the terms and conditions of any ground leases, mortgages or deeds of trust now or hereafter encumbering the Project; excluding, however, any and all increases in debt service caused by a refinancing which enables Landlord to net any proceeds or additional debt placed upon the Project to finance additional capital improvements, additions or alterations.

(xi) Cost of all electrical, gas, water & other utilities to the building and common areas of the project.

To the extent that any Operating Expenses are attributable to the Project and other projects of Landlord, a fair and reasonable allocation of such Operating Expenses shall be made between the Project and such other projects.

(2) The term "Base Operating Expenses Rate" is stipulated to be the rate specified in Paragraph 1.T. hereof per square foot of rentable area in the Leased Premises.

(3) The term "Actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, the actual Operating Expenses for such year. The term "Actual Operating Expenses Rate" shall mean, with respect to each calendar year during the Term of this Lease, the Actual Operating Expenses attributable to each square foot of rentable area in the Building, and shall be calculated by dividing the Actual Operating Expenses by the total number of square feet of rentable area in the Building, as specified in Paragraph 1.I. hereof. The term "Tenant's Proportionate Share of Actual Operating Expenses" shall mean, with respect to each calendar year during the Term of this Lease, an amount equal to the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Actual Operating Expenses Rate, multiplied by (ii) the weighted average number of square feet of rentable area in the Leased Premises in such year; provided, however, if the Actual Operating Expenses Rate is determined on the basis of a partial calendar year, then in making the foregoing calculation, the Base Operating Expenses Rate shall be multiplied by a fraction, the numerator of which is the number of days in such partial calendar year and the denominator of which is 365, and the foregoing weighted average shall be calculated only on the basis of the portion of such calendar year covered by the Term of this Lease.

For example, if the Actual Operating Expenses Rate for a calendar year is $6.20 and the Base Operating Expenses Rate is $6.00, and the Leased Premises contains 19,000 square feet of rentable area during the entire calendar year, Tenant's Proportionate Share of Actual Operating Expenses is $3,800.00, calculated as follows: ($6.20 - $6.00) x 19,000 = $3,800.00.

B. If the Actual Operating Expenses Rate during any calendar year is greater than the Base Operating Expenses Rate, Tenant shall be obligated to pay to Landlord as additional rental an amount equal to Tenant's Proportionate Share of Actual Operating Expenses. To implement the foregoing, Landlord shall provide to Tenant within ninety (90) days (or as soon thereafter as reasonably possible) after the end of the calendar year in which the Commencement Date occurs, a statement of the Actual Operating Expenses for such calendar year, the Actual Operating Expenses Rate for such calendar year, and Tenant's Proportionate Share of Actual Operating Expenses. If the Actual Operating Expenses Rate for such calendar year exceeds the Base Operating Expenses Rate, Tenant shall pay to Landlord,

within thirty (30) days after Tenant's receipt of such statement, an amount equal to Tenant's Proportionate Share of Actual Operating Expenses for such calendar year.

C. Beginning with the Commencement Date of this Lease (or as soon thereafter as reasonably possible), Landlord shall provide to Tenant a statement of the projected annual Operating Expenses per square foot of rentable area in the Project (the "Projected Operating Expenses Rate"). Tenant shall pay to Landlord on the first day of each month an amount (the "Projected Operating Expenses Installment") equal to one-twelfth (1/12) of the product of (i) the positive difference (if any) obtained by subtracting the Base Operating Expenses Rate from the Projected Operating Expenses Rate for such calendar year, multiplied by (ii) the number of square feet of rentable area in the Leased Premises on the first day of the prior month. Until Tenant has received the statement of the Projected Operating Expenses Rate from Landlord, Tenant shall continue to pay Projected Operating Expenses Installments to Landlord in the same amount (if any) as required for the last month of the prior calendar year. Upon Tenant's receipt of such statement of the Projected Operating Expenses Rate, Tenant shall pay to Landlord, or Landlord shall pay to Tenant (whichever is appropriate), the difference between the amount paid by Tenant prior to receiving such statement and the amount payable by Tenant as set forth in such statement. Landlord shall provide Tenant a statement within ninety (90) days (or as soon thereafter as reasonably possible) after the end of each calendar year, showing the Actual Operating Expenses Rate as compared to the Projected Operating Expenses Rate for such calendar year. If Tenant's Proportionate Share of Actual Operating Expenses for such calendar year exceeds the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Tenant shall pay to Landlord, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. If Tenant's Proportionate Share of Actual Operating Expenses for such calendar year is less than the aggregate of the Projected Operating Expenses Installments collected by Landlord from Tenant, Landlord shall pay to Tenant, within thirty (30) days following Tenant's receipt of such statement, the amount of such excess. Landlord shall have the right from time to time during each calendar year to revise the Projected Operating Expenses Rate and provide Tenant with a revised statement thereof, and thereafter Tenant shall pay Projected Operating Expenses Installments on the basis of the revised statement. If the Commencement Date of this Lease is not the first day of a calendar year, or the expiration or termination date of this Lease is not the last day of a calendar year, then Tenant's Proportionate Share of Actual Operating Expenses shall be prorated. The foregoing adjustment provisions shall survive the expiration or termination of the Term of this Lease.

D. Notwithstanding any other provision herein to the contrary, it is agreed that if the Project is not 95% or more occupied during any calendar year an adjustment shall be made in computing the Actual Operating Expenses for such year so that the Actual Operating Expenses are computed as though the Project had been 95% occupied during such year.

E. Landlord agrees to keep books and records reflecting the Operating Expenses of the Project in accordance with generally accepted accounting principles. Tenant, at its expense, shall have the right, within six (6) months after receiving Landlord's statement of Actual Operating Expenses for a particular year, to audit Landlord's books and records relating to the Operating Expenses for such year if the Actual Operating Expenses Rate exceeds the Base Operating Expenses Rate; or, at Landlord's sole option, Landlord may provide such audit prepared by a certified public accountant selected by Landlord. If conducted by Tenant, such audit shall be conducted only during regular business hours at Landlord's office and only after Tenant gives Landlord fourteen (14) days written notice. Tenant shall deliver to Landlord a copy of the results of such audit within fifteen (15) days of its receipt by Tenant. No such audit shall be conducted if any other tenant has conducted an audit for the time period Tenant intends to audit and Landlord furnishes to Tenant a copy of the results of such audit. No audit shall be conducted at any time that Tenant is in default of any of terms of the lease. No subtenant shall have any right to conduct an audit and no assignee shall conduct an audit for any period during which such assignee was not in possession of the Leased Premises. Such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency fee basis. All information obtained through the Tenant's audit with respect to financial matters (including, without limitation, costs, expenses, income) and any other matters pertaining to the Landlord and/or the Project as well as any compromise, settlement, or adjustment reached between Landlord and Tenant relative to the results of the audit shall be held in strict confidence by the Tenant and its officers, agents, and employees; and Tenant shall cause its auditor and any of its officers, agents, and employees to be similarly bound. As a condition precedent to Tenant's exercise of its right to audit, Tenant must deliver to Landlord a signed covenant from the auditor in a form reasonably satisfactory to Landlord acknowledging that all of the results of such audit as well as any compromise, settlement, or adjustment reached between Landlord and Tenant shall be held in strict confidence and shall not be revealed in any manner to any person except upon the prior written consent of Landlord, which consent may be withheld in Landlord's sole discretion, or if required pursuant to any litigation between Landlord and Tenant materially related to the facts disclosed by such audit, or if required by law. Tenant understands and agrees that this provision is of material importance to Landlord and that any violation of the terms of this provision shall result in immediate and irreparable harm to Landlord. Landlord shall have all rights allowed by law or equity if Tenant, its officers, agents, or employees and/or the auditor violate the terms of this provision, including,

without limitation, the right to terminate this Lease or the right to terminate Tenant's right to audit in the future pursuant to this paragraph. Tenant shall indemnify, defend upon request, and hold Landlord harmless from and against all costs, damages, claims, liabilities, expenses, losses, court costs, and attorneys' fees suffered by or claimed against Landlord, based in whole or in part upon the breach of this paragraph by Tenant and/or its auditor, and shall cause its auditor to be similarly bound. If within such six (6) month period Tenant does not give Landlord written notice stating in reasonable detail any objection to the statement of Actual Operating Expenses, Tenant shall be deemed to have approved such statement in all respects.

15. EMINENT DOMAIN. If there shall be taken by exercise of the power of eminent domain during the Term of this Lease any part of the Leased Premises or the Building, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue this Lease, the rental shall be reduced in proportion to the area of the Leased Premises so taken, and Landlord shall repair any damage to the Leased Premises or the Building resulting from such taking. All sums awarded or agreed upon between Landlord and the condemning authority for the taking of the interest of Landlord or Tenant, whether as damages or as compensation, will be the property of Landlord without prejudice, however, to claims of Tenant against the condemning authority on account of the unamortized cost of leasehold improvements paid for by Tenant taken by the condemning authority. If this Lease should be terminated under any provision of this Paragraph 15, rental shall be payable up to the date that possession is taken by the condemning authority, and Landlord will refund to Tenant any prepaid unearned rental less any sum then owing by Tenant to Landlord.

16. ACCESS BY LANDLORD. Landlord, Landlord's agents and employees shall have access to and the right to enter upon any and all parts of the Leased Premises at any reasonable time (except in cases of emergency, defined to be any situation in which Landlord perceives imminent danger of injury to person and/or damage to or loss of property, in which case Landlord may enter upon any and all parts of the Leased Premises at any time) to examine the condition thereof, to clean, to make any repairs, alterations or additions required to be made by Landlord hereunder, to show the Leased Premises to prospective purchasers or tenants or mortgage lenders (prospective or current) and for any other purpose deemed reasonable by Landlord, and Tenant shall not be entitled to any abatement or reduction of rental by reason thereof.

17. LANDLORD'S LIEN. In addition to the statutory landlord's lien, Landlord shall have at all times a valid security interest to secure payment of all rentals and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently, or which may hereafter be, situated in the Leased Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in rental as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all the covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. Upon the occurrence of an Event of Default as set forth in Paragraph 18 hereof by Tenant, Landlord may, to the extent permitted by law and in addition to any other remedies provided herein, enter upon the Leased Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant situated in the Leased Premises, without liability for trespass or conversion, and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale Landlord or Landlord's assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in this Lease at least ten (10) days before the time of sale. Any sale made pursuant to the provisions of this Paragraph 17 shall be deemed to have been a public sale conducted in a commercially reasonable manner if held in the Leased Premises or where the property is located after the time, place and method of sale and a general description of the types of property to be sold have been advertised in a daily newspaper published in the county in which the Building is located, for five (5) consecutive days before the date of the sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorneys' fees) shall be applied as a credit against the indebtedness secured by the security interest granted in this Paragraph 17. Any surplus shall be paid to Tenant or as otherwise required by law; Tenant shall pay any deficiencies forthwith. Upon request of Landlord, Tenant agrees to execute Uniform Commercial Code financing statements relating to the aforesaid security interest.

18. DEFAULTS.

A. Each of the following acts or omissions of Tenant or occurrences shall constitute an "Event of Default":

(1) Failure or refusal by Tenant to timely pay rental or other payments hereunder.

(2) Failure to perform or observe any covenant or condition of this Lease by Tenant to be performed or observed upon the expiration of a period of ten (10) days following written notice to Tenant of such failure.

(3) Abandonment or vacating of the Leased Premises or any significant portion thereof.

(4) The filing or execution or occurrence of any one of the following: (i) a petition in bankruptcy or other insolvency proceeding by or against Tenant, (ii) petition or answer seeking relief under any provision of the Bankruptcy Act, (iii) an assignment for the benefit of creditors or composition, (iv) a petition or other proceeding by or against Tenant for the appointment of a trustee, receiver or liquidator of Tenant or any of Tenant's property, or (v) a proceeding by any governmental authority for the dissolution or liquidation of Tenant.

(5) Tenant shall default under any other lease with Landlord, now existing or hereafter entered into.

B. This Lease and the Term and estate hereby granted and the demise hereby made are subject to the limitation that if and whenever any Event of Default shall occur, Landlord may, at Landlord's option, in addition to all other rights and remedies given hereunder or by law or equity, do any one (1) or more of the following without notice or demand, any such notice or demand being hereby waived:

(1) Terminate this Lease, in which event Tenant shall immediately surrender possession of the Leased Premises to Landlord.

(2) Enter upon and take possession of the Leased Premises and expel or remove Tenant and any other occupant therefrom, with or without having terminated the Lease.

(3) Alter locks and other security devices at the Leased Premises.

C. Exercise by Landlord of any one (1) or more remedies hereunder granted or otherwise available shall not be deemed to be an acceptance of surrender of the Leased Premises by Tenant, whether by agreement or by operation of law, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant. No such alteration of security devices and no removal or other exercise of dominion by Landlord over the property of Tenant or others at the Leased Premises shall be deemed unauthorized or constitute a conversion, Tenant hereby consenting, after any Event of Default, to the aforesaid exercise of dominion over Tenant's property within the Building. All claims for damages by reason of such re-entry and/or possession and/or alteration of locks or other security devices are hereby waived, as are all claims for damages by reason of any distress warrant, forcible detainer proceedings, sequestration proceedings or other legal process. Tenant agrees that any re-entry by Landlord may be pursuant to judgment obtained in forcible detainer proceedings or other legal proceedings or without the necessity for any legal proceedings, as Landlord may elect, and Landlord shall not be liable in trespass or otherwise.

D. In the event that Landlord elects to terminate this Lease by reason of an Event of Default, then, notwithstanding such termination, Tenant shall be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, the sum of all rental and other indebtedness accrued to the date of such termination, plus, as damages, an amount equal to the then present value of the rental reserved hereunder for the remaining portion of the Term of this Lease (had such Term not been terminated by Landlord prior to the expiration of the Term of this Lease), less the then present value of the fair rental value of the Leased Premises for such period, the undersigned parties hereby stipulating that such fair rental value shall in no event be deemed to exceed sixty percent (60%) of the then present value of the rental reserved for such period.

In the event that Landlord elects to terminate the Lease by reason of an Event of Default, in lieu of exercising the rights of Landlord under the preceding paragraph of this Paragraph 18.D., Landlord may instead hold Tenant liable for all rental and other indebtedness accrued to the date of such termination, plus such rental and other indebtedness as would otherwise have been required to be paid by Tenant to Landlord during the period following termination of the Term of this Lease measured from the date of such termination by Landlord until the expiration of the Term of this Lease (had Landlord not elected to terminate the Lease on account of such Event of Default) diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 18.F. hereof). Actions to collect amounts due by Tenant provided for in this paragraph of this Paragraph 18.D. may be brought from time to time by Landlord during the aforesaid period, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of such period, and in no event shall Tenant be entitled to any excess of rental (or rental plus other sums) obtained by reletting over and above the rental provided for in this Lease.

E. In the event that Landlord elects to repossess the Leased Premises without terminating this Lease, then Tenant shall be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, all rental and other indebtedness accrued to the date of such repossession, plus rental required to be paid by Tenant to Landlord during the remainder of the Term of this Lease until the expiration of the Term of this Lease, diminished by any net sums thereafter received by Landlord through reletting the Leased Premises during said period (after deducting expenses incurred by Landlord as provided in Paragraph 18.F. hereof). In no event shall Tenant be entitled to any excess of any rental obtained by reletting over and above the rental herein reserved. Actions to collect amounts due by Tenant as provided in this Paragraph 18.E. may be brought from time to time, on one (1) or more occasions, without the necessity of Landlord's waiting until the expiration of the Term of this Lease.

F. In case of an Event of Default, Tenant shall also be liable for and shall pay to Landlord, at the address specified in Paragraph 1.C. hereof, in addition to any sum provided to be paid above: (i) broker's fees incurred by Landlord in connection with reletting the whole or any part of the Leased Premises, (ii) the cost of removing and storing Tenant's or other occupant's property, (iii) the cost of repairing, altering, remodeling or otherwise putting the Leased Premises into condition acceptable to a new tenant or tenants, and (iv) all reasonable expenses incurred by Landlord in enforcing Landlord's remedies, including reasonable attorneys' fees. Past due rental and other past due payments shall bear interest from maturity at the highest lawful rate per annum until paid.

G. Tenant acknowledges that Landlord has entered into this Lease in reliance upon, among other matters, Tenant's agreement and continuing obligation to pay all rental due throughout the Term. As a result, Tenant hereby knowingly and voluntarily waives, after advice of competent counsel, any duty of Landlord (and any affirmative defense based upon such duty) following any default to relet the Leased Premises or otherwise mitigate Landlord's damages arising from such default. If such waiver is not effective under then applicable law or Landlord otherwise elects, at Landlord's sole option, to attempt to relet all or any part of the Leased Premises, Tenant agrees that Landlord has no obligation to: (i) relet the Leased Premises prior to leasing any other space within the Building; (ii) relet the Leased Premises (A) at a rental rate or otherwise on terms below market, as then determined by Landlord in its sole discretion; (B) to any entity not satisfying Landlord's then standard financial credit risk criteria; (C) for a use (1) not consistent with Tenant's use prior to default; (2) which would violate then applicable law or any restrictive covenant or other lease affecting the Building; (3) which would impose a greater burden upon the Building's parking, HVAC or other facilities; and/or (4) which would involve any use of hazardous substances; (iii) divide the Leased Premises, install new demising walls or otherwise reconfigure the Leased Premises to make same more marketable; (iv) pay any leasing or other commissions arising from such reletting, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; (v) pay, and/or grant any allowance for, tenant finish or other costs associated with any new lease, even though same may be amortized over the applicable lease term, unless Tenant unconditionally delivers Landlord, in good and sufficient funds, the full amount thereof in advance; and/or (vi) relet the Leased Premises, if to do so, Landlord would be required to alter other portions of the Building, make ADA-type modifications or otherwise install or replace any sprinkler, security, safety, HVAC or other Building operating systems. Tenant further acknowledges that if Tenant, notwithstanding Tenant's waiver above, raises Landlord's mitigation as an affirmative defense to a claim made by Landlord prior to any actual reentry of the Leased Premises by Landlord then, in such event, Tenant will be deemed to have automatically waived, and released and discharged Landlord from and against, any and all other claims and defenses to the payment of rental.

H. If Tenant should fail to make any payment or cure any default hereunder within the time herein permitted, Landlord, without being under any obligation to do so and without thereby waiving such default, may make such payment and/or remedy such other default for the account of Tenant (and enter the Leased Premises for such purpose), and thereupon Tenant shall be obligated to, and hereby agrees to, pay Landlord, upon demand, all costs, expenses and disbursements (including reasonable attorneys' fees) incurred by Landlord in taking such remedial action.

I. In the event of any default by Landlord, Tenant's exclusive remedy shall be an action for damages (Tenant hereby waiving the benefit of any laws granting Tenant a lien upon the property of Landlord and/or upon rental due Landlord), but prior to any such action Tenant will give Landlord written notice specifying such default with particularity, and Landlord shall thereupon have thirty (30) days (plus such additional reasonable period as may be required in the exercise by Landlord of due diligence) in which to cure any such default. Unless and until Landlord fails to so cure any default after such notice, Tenant shall not have any remedy or cause of action by reason thereof. All obligations of Landlord hereunder will be construed as covenants, not conditions; and all such obligations will be binding upon Landlord only during the period of Landlord's possession of the Building and not thereafter.

The term "Landlord" shall mean only the owner, for the time being, of the Building, and in the event of the transfer by such owner of its interest in the Building, such owner shall thereupon be released and discharged from all covenants and obligations of the Landlord thereafter accruing, but such

covenants and obligations shall be binding during the Term of this Lease upon each new owner for the duration of such owner's ownership.

19. NONWAIVER. Neither acceptance of rental or other payments by Landlord nor failure by Landlord to complain of any action, nonaction or default of Tenant shall constitute a waiver of any of Landlord's rights hereunder. Waiver by Landlord of any right for any default of Tenant shall not constitute a waiver of any right for either a subsequent default of the same obligation or any other default. Receipt by Landlord of Tenant's keys to the Leased Premises shall not constitute an acceptance of surrender of the Leased Premises.

20. HOLDING OVER. If Tenant should remain in possession of the Leased Premises after the expiration of the Term of this Lease, without the execution by Landlord and Tenant of a new lease or an extension of this Lease, then Tenant shall be deemed to be occupying the Leased Premises as a tenant-at-sufferance, subject to all the covenants and obligations of this Lease and at a daily rental of twice the per day rental provided for the last month of the Term of this Lease, computed on the basis of a thirty (30) day month. The inclusion of the preceding sentence shall not be construed as Landlord's consent for Tenant to hold over. If any property not belonging to Landlord remains at the Leased Premises after the expiration of the Term of this Lease, Tenant hereby authorizes Landlord to make such disposition of such property as Landlord may desire without liability for compensation or damages to Tenant in the event that such property is the property of Tenant, and in the event that such property is the property of someone other than Tenant, Tenant agrees to indemnify and hold Landlord harmless from all suits, actions, liability, loss, damages and expenses in connection with or incident to any removal, exercise or dominion over and/or disposition of such property by Landlord.

21. COMMON AREA. The Common Area, as defined in Paragraph 1.P. hereof, shall be subject to Landlord's sole management and control and shall be operated and maintained in such manner as Landlord in Landlord's discretion shall determine. Landlord reserves the right to change from time to time the dimensions and location of the Common Area, to construct additional stories on the Building and to place, construct or erect new structures or other improvements on any part of the Land without the consent of Tenant. Tenant, and Tenant's employees and invitees shall have the nonexclusive right to use the Common Area as constituted from time to time, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same, and subject to such reasonable rules and regulations governing use as Landlord may from time to time prescribe. Tenant shall not solicit business or display merchandise within the Common Area, or distribute handbills therein, or take any action which would interfere with the rights of other persons to use the Common Area. Landlord may temporarily close any part of the Common Area for such periods of time as may be necessary to prevent the public from obtaining prescriptive rights or to make repairs or alterations.

22. RULES AND REGULATIONS. Tenant, and Tenant's agents, employees and invitees shall comply fully with all requirements of the rules and regulations of the Building which are attached hereto as Exhibit C and made a part hereof. Landlord shall at all times have the right to change such rules and regulations or to amend or supplement them in such manner as may be deemed advisable for the safety, care and cleanliness of the Leased Premises and the Building and for preservation of good order therein, all of which rules and regulations, changes and amendments shall be forwarded to Tenant and shall be carried out and observed by Tenant. Tenant shall further be responsible for the compliance with such rules and regulations by the employees, agents and invitees of Tenant.

23. TAXES. Tenant shall be liable for the timely payment of all taxes levied or assessed against personal property, furniture or fixtures or equipment placed by Tenant in the Leased Premises. If any such taxes for which Tenant is liable are levied or assessed against Landlord or Landlord's property and if Landlord elects to pay the same, or if the assessed value of Landlord's property is increased by inclusion of personal property, furniture or fixtures or equipment placed by Tenant in the Leased Premises, and Landlord elects to pay the taxes based on such increase, Tenant shall pay to Landlord upon demand that part of such taxes for which Tenant is liable hereunder.

24. INSURANCE. Tenant shall, at Tenant's expense, procure and maintain throughout the Term of this Lease a policy or policies of commercial general liability insurance (including contractual liability) and property damage insurance, issued by insurers of recognized responsibility, authorized to do business in the State in which the Building is located, insuring Tenant, and Landlord and its managing agent as additional insureds, against any and all liability for injury to or death of a person or persons, occasioned by or arising out of or in connection with the use or occupancy of the Leased Premises, the limits of such policy or policies to be in an amount of not less than $1,000,000 combined single limit with respect to any one (1) occurrence, and shall furnish evidence satisfactory to Landlord of the maintenance of such insurance. Tenant shall obtain a written obligation on the part of each insurer to notify Landlord at least fifteen (15) days prior to modification or cancellation of such insurance. In the event Tenant shall not have delivered to Landlord a policy or certificate evidencing such insurance at least fifteen (15) days prior to the Commencement Date and at least fifteen (15) days prior to the expiration dates of each expiring policy, Landlord may obtain such insurance as Landlord may reasonably require to protect

Landlord's interest. The cost for such policies shall be paid by Tenant to Landlord as additional rental upon demand plus an administrative charge as determined by Landlord.

25. PARKING. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the number of parking spaces specified in Paragraph 1.S. hereof in the parking facility for $95.00 per month per space for the duration of the original Lease Term. Tenant may not increase or decrease such number of parking spaces without the prior written consent of Landlord. Tenant agrees to comply with such reasonable rules and regulations as may be promulgated from time to time for the use of such parking facility, including, without limitation, rules and regulations requiring the parking of vehicles in designated spaces or areas to the exclusion of other spaces or areas. Tenant shall, if requested by Landlord, furnish to Landlord a complete list of the license plate numbers of all vehicles operated by Tenant, Tenant's employees and agents. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles, or contents therein, in or about such parking facility. During temporary periods of construction or repair, Landlord shall use Landlord's best efforts to provide suitable substitute parking facilities in reasonable proximity to the Building; provided, however, if for any reason Landlord fails or is unable to provide suitable substitute parking facilities in reasonable proximity to the Building, Landlord shall not be deemed to be in default hereunder, but Tenant's obligation to pay the prevailing market rental for any such parking spaces shall cease for so long as Tenant does not have the use of such parking spaces and such abatement shall constitute full settlement of all claims that Tenant might otherwise have against Landlord by reason of such failure or inability to provide such parking spaces.

26. PERSONAL LIABILITY. The liability of Landlord to Tenant for any default by Landlord under the terms of this Lease shall be limited to the proceeds of sale on execution of the interest of Landlord in the Building and in the Land, and neither Landlord, nor any party comprising Landlord, shall be personally liable for any deficiency. This clause shall not be deemed to limit or deny any remedies which Tenant may have in the event of default by Landlord hereunder which do not involve the personal liability of Landlord.

27. NOTICE. Any notice which may or shall be given under the terms of this Lease shall be in writing and shall be either delivered by hand (including commercially recognized messenger and express mail service) or sent by United States Mail, registered or certified, return receipt requested, postage prepaid, if for Landlord, to the Building office and at the address specified in Paragraph 1.C. hereof, or if for Tenant, to the Leased Premises or, if prior to the Commencement Date, at the address specified in Paragraph 1.E. hereof, or at such other addresses as either party may have theretofore specified by written notice delivered in accordance herewith. Such address may be changed from time to time by either party by giving notice as provided herein. Notice shall be deemed given when delivered (if delivered by hand) or, whether actually received or not, when postmarked (if sent by mail). If the term "Tenant" as used in this Lease refers to more than one (1) person and/or entity, and notice given as aforesaid to any one of such persons and/or entities shall be deemed to have been duly given to Tenant.

28. LANDLORD'S MORTGAGEE. If the Building and/or Leased Premises are at any time subject to a ground lease, mortgage, deed of trust or other lien, then in any instance in which Tenant gives notice to Landlord alleging default by Landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee (provided Landlord or Landlord's Mortgagee shall have advised Tenant of the name and address of Landlord's Mortgagee) and each Landlord's Mortgagee shall have the right (but no obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, then Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

29. BROKERAGE. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction, other than Broker specified in Paragraph 1.R. hereof, and Tenant agrees to indemnify and hold Landlord harmless from and against any claims by any other broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this Paragraph 29 shall survive the termination of this Lease.

30. PREPAID RENTAL AND SECURITY DEPOSIT. Landlord hereby acknowledges receipt from Tenant of the sum stated in Paragraph 1.M. hereof to be applied to the first accruing monthly installments of rental. Landlord further acknowledges receipt from Tenant of a Security Deposit in the amount stated in Paragraph 1.N. hereof to be held by Landlord as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of rental or a measure of Landlord's damages in case of default by Tenant. The Security Deposit shall be held by Landlord without liability to Tenant for interest, and Landlord may commingle such deposit with any other funds held by Landlord. If Tenant should be late in the making of any payment of rental or other sum due under this Lease, Tenant agrees that, upon request of Landlord, Tenant will increase forthwith the amount of the Security Deposit to a sum double

the existing amount thereof. Upon the occurrence of any Event of Default, Landlord may, from time to time, without prejudice to any other remedy, use such fund to the extent necessary to make good any arrears of rental and any other damage, injury, expense or liability caused to Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to the amount thereof immediately prior to such application. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon termination of this Lease; provided, however, Landlord shall have the right to retain and expend such remaining balance for cleaning and repairing the Leased Premises if Tenant shall fail to deliver up the same at the expiration or earlier termination of this Lease in the condition required by the provisions of this Lease. If Landlord transfers Landlord's interest in the Leased Premises during the Term of this Lease (including any renewal thereof), Landlord may assign the Security Deposit to the transferee and thereafter shall have no further liability for the return of the Security Deposit.

31. SPRINKLERS. If there now is or shall be installed in the Building a sprinkler system, and such system or any of its components shall be damaged or injured or not in proper working order by reason of any act or omission of Tenant, Tenant's agents, servants, employees, licensees or visitors, then Tenant shall forthwith restore the same to good working condition at Tenant's own expense; and if the Board of Fire Underwriters or any bureau, department or official of the state or local government require or recommend that any changes, modifications, alterations or additional sprinkler heads or other equipment be made or supplied by reason of Tenant's business, or the location of partitions, trade fixtures or other contents of the Leased Premises, or for any other reason, or if any such changes, modifications, alterations, additional sprinkler heads or other equipment become necessary to prevent the imposition of a penalty or charge against the full allowance for a sprinkler system in the fire insurance rate as fixed by the Board of Fire Underwriters, or by any fire insurance company, Tenant shall, at Tenant's expense, promptly make and supply such changes, modifications, alterations, additional sprinkler heads or other equipment.

32. MISCELLANEOUS.

A. Provided Tenant complies with Tenant's covenants, duties and obligations hereunder, Tenant shall quietly have, hold and enjoy the Leased Premises subject to the terms and provisions of this Lease without hinderance from Landlord or any person or entity claiming by, through or under Landlord.

B. In any circumstance where Landlord is permitted to enter upon the Leased Premises during the Term of this Lease, whether for the purpose of curing any default of Tenant, repairing damage resulting from fire or other casualty or an eminent domain taking or is otherwise permitted hereunder or by law to go upon the Leased Premises, no such entry shall constitute an eviction or disturbance of Tenant's use and possession of the Leased Premises or a breach by Landlord of any of Landlord's obligations hereunder or render Landlord liable for damages for loss of business or otherwise or entitle Tenant to be relieved from any of Tenant's obligations hereunder or grant Tenant any right of setoff or recoupment or other remedy; and in connection with any such entry incident to performance of repairs, replacements, maintenance or construction, all of the aforesaid provisions shall be applicable notwithstanding that Landlord may elect to take building materials in, to or upon the Leased Premises that may be required or utilized in connection with such entry by Landlord.

C. In the event Landlord commences any proceedings against Tenant for nonpayment of rental or any other sum due and payable by Tenant hereunder, Tenant will not interpose any counterclaim or other claim against Landlord of whatever nature or description in any such proceedings; and in the event Tenant interposes any such counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant stipulate and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or other claim asserted by Tenant shall be severed out of the proceedings instituted by Landlord and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of such counterclaim or any other claim asserted by Tenant; provided, however, the provisions of this sentence shall not apply to counterclaims or any other claim asserted by Tenant; provided, however, the provisions of this sentence shall not apply to counterclaims or claims by Tenant which, under the laws of the State in which the Building is located, may only be asserted in the aforesaid proceedings brought by Landlord or be forever barred if not asserted in said proceedings.

D. Landlord may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Tenant herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm. The remedies of Landlord hereunder shall be deemed cumulative, and no remedy of Landlord, whether exercised by Landlord or not, shall be deemed to be in exclusion of any other. Except as may be otherwise herein expressly provided, in all circumstances under this Lease where prior consent or permission of one (1) party ("first party") is required before the other party ("second party") is authorized to take any particular type of action, the matter of whether to grant such consent or

expressly set forth, and Tenant further acknowledges that no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as herein expressly set forth.

Y. Tenant warrants that Tenant is, and shall remain throughout the Term of this Lease, authorized to do business and in good standing in the State in which the Building is located. Tenant agrees, upon request by Landlord, to furnish Landlord satisfactory evidence of Tenant's authority for entering into this Lease.

Z. In case it should be necessary or proper for Landlord to bring any action under this Lease (including specifically, without limitation, for the review of instruments evidencing a proposed assignment, subletting or other transfer by Tenant submitted to Landlord for consent) or the enforcement of any of Landlord's rights hereunder, Tenant agrees to pay to Landlord reasonable attorneys' fees whether suit be brought or not.

AA. In the event Tenant requests from Landlord the written consent of Landlord to any proposed action for which this Lease requires such consent, Landlord may require (in addition to the payment of reasonable attorney's fees) the payment by Tenant of a fee representing the administrative cost incurred by Landlord in processing such request, regardless of whether such consent is granted. Such fee shall be payable by Tenant at the time such request is made by Tenant.

BB. Submission of this Lease for examination does not constitute an offer, right of first refusal, reservation of, or option for, the Leased Premises or any other premises in the Building. This Lease shall become effective only upon execution and delivery by both Landlord and Tenant.

CC. If Tenant is composed of more than one (1) person or entity, each person and/or entity comprising Tenant shall be jointly and severally liable for the performance of the obligations of Tenant under this Lease, including specifically, without limitation, the payment of rental and all other sums payable hereunder.

DD. Landlord shall have the right at any time to change the name or street address of the Building and to install and maintain a sign or signs on the interior or exterior of the Building.

EE. Any charges against Tenant by Landlord for services or for work done on the Leased Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rental due and shall be included in any lien for rental.

FF. If at any time during the Term of this Lease a tax or excise on rental, a sales tax or other tax however described (except any inheritance, estate, gift, income or excess profit tax imposed upon Landlord) is levied or assessed against Landlord by any taxing authority having jurisdiction on account of Landlord's interest in this Lease, or the rentals or other charges payable hereunder, as a substitute in whole or in part for, or in addition to, the taxes described elsewhere in this paragraph, Tenant shall pay to Landlord as additional rental upon demand the amount of such tax or excise. In the event that any such tax or excise is levied or assessed directly against Tenant, Tenant shall pay the same at such times and in such manner as such taxing authority shall require.

GG. Tenant has no right to protest the real estate tax rate assessed against the Project and/or the appraised value of the Project determined by any appraisal review board or other taxing entity with authority to determine tax rates and/or appraised values (each a "Taxing Authority"). Tenant hereby knowingly, voluntarily and intentionally waives and releases any right, whether created by law or otherwise, to (a) file or otherwise protest before any Taxing Authority any such rate or value determination even though Landlord may elect not to file any such protest; (b) receive, or otherwise require Landlord to deliver, a copy of any reappraisal notice received by Landlord from any Taxing Authority; and (c) appeal any order of a Taxing Authority which determines any such protest. The foregoing waiver and release covers and includes any and all rights, remedies and recourse of Tenant, now or at any time hereafter, under Section 41.413 and Section 42.015 of the Texas Tax Code (as currently enacted or hereafter modified) together with any other or further laws, rules or regulations covering the subject matter thereof. Tenant acknowledges and agrees that the foregoing waiver and release was bargained for by Landlord and Landlord would not have agreed to enter into this Lease in the absence of this waiver and release. If, notwithstanding any such waiver and release, Tenant files or otherwise appeals any such protest, then Tenant will be in default under this Lease and, in addition to Landlord's other rights and remedies, Tenant must pay or otherwise reimburse Landlord for all costs, charges and expenses incurred by, or otherwise asserted against, Landlord as a result of any tax protest or appeal by Tenant, including, appraisal costs, tax consultant charges and attorneys' fees (collectively, the "Tax Protest Costs"). If, as a result of Tenant's tax protest or appeal, the appraised value for the Project is increased above that previously determined by the Taxing Authority (such increase, the "Value Increase") for the year covered by such tax protest or appeal (such year, the "Protest Year"), then Tenant must pay Landlord, in addition to all Tax Protest Costs, an amount (the "Additional Taxes") equal to the sum of the following: (i) the product of the Value Increase multiplied by the tax rate in effect for the Protest Year;

plus (ii) the amount of additional taxes payable during the five (5) year period following the Protest Year, such amount to be calculated based upon the Value Increase multiplied by the tax rate estimated to be in effect for each year during such five (5) year period. Tenant must pay all Additional Taxes - even those in excess of Tenant's proportionate share and which may relate to years beyond the term of this Lease. The Additional Taxes will be conclusively determined by a tax consultant selected by Landlord, without regard to whether and to what extent Landlord may be able in years following the Protest Year to reduce or otherwise eliminate any Value Increase. All Tax Protest Costs and Additional Taxes must be paid by Tenant within five (5) days following written demand by Landlord.

HH. Landlord will remove the wall which is marked on Exhibit A. Landlord will use the carpet in the storage room to patch carpet where the wall was removed. Landlord will put tile in the storage room.

II. Tenant will have a right of first refusal on Suite 705. Tenant will have three (3) business days, after Landlord has received a bonafid offer to Lease Suite 705, in which to exercise the right of first refusal.

JJ. The parties acknowledge that the parties and their counsel have reviewed and revised this Lease and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any exhibits or amendments hereto.

33. <u>ENTIRE AGREEMENT AND BINDING EFFECT</u>. This Lease and any contemporaneous workletter, addenda or exhibits signed by the parties constitute the entire agreement between Landlord and Tenant; no prior written or prior contemporaneous oral promises or representations shall be binding. This Lease shall not be amended, changed or extended except by written instrument signed by both parties hereto. The provisions of this Lease shall be binding upon and inure to the benefit of the heirs, personal representatives, successors and assigns of the parties, but this provision shall in no way alter the restriction herein in connection with assignment, subletting and other transfer by Tenant.

EXECUTED in multiple counterparts, each of which shall have the force and effect of an original, on the date specified in Paragraph 1.A. hereof.

LANDLORD:

FT. WORTH PLAZA LIMITED PARTNERSHIP,
a Texas limited partnership

By: Telecomspace America, Inc.,
a Texas corporation

By: ____________
M. T. Akhavizadeh
President

TENANT:

CONNECT PAGING INC.,
a Texas Corporation, dba Get A phone

By: ____________
Name: Brandon Young
Title: President

Exhibit A

[Diagram of Leased Premises]


190 RSF
Omega Storage
127 RSF
Suite 700
FLOOR PLAN - 7TH FLOOR
OIL & GAS BUILDING

Exhibit B

LEGAL DESCRIPTION

BEING a portion of Lots 1, 2, 3, 4, 5, 6, all of Lots 7 and 8 of TIDBALL SUBDIVISION, of Block 7 of HIRSHFIELD ADDITION, an Addition to the City of Fort Worth, TARRANT County, Texas and the remaining portion of Block 7 of said addition and also being a portion of the former alley in said Block 7 closed by City Ordinance No. 1626 and that parcel of land out of Monroe Street closed by City Ordinance No. 5182 and embracing all of the tracts described in the deed to American Health and Life Insurance Company recorded in Volume 11010, Page 1015 of the Deed Records of TARRANT County, Texas and being more particularly described as follows:

BEGINNING at a "Y" cut in the intersection of the groove lines in a metal property line marker set in concrete walk for the Northwest corner of Block 7, said cut "Y" also being in the intersection of the called southerly right-of-way line of West 7th Street and the called easterly right-of-way line of Taylor Street;

THENCE North 60°00'00" East along the southerly right-of-way line of West 7th Street, a distance of 203.28 feet to a mark found at the south side of the groove lines in a metal property line marker set in concrete, said mark being in the westerly right-of-way line of Throckmorton Street;

THENCE South 30°00'00" East along the said westerly right-of-way line of Throckmorton Street and continuing across the former Monroe Street closed by City Ordinance No. 5182, a distance of 325.57 feet to a cut "X" set in concrete, said cut "X" being the southeast corner of Tract B described in deed to American Health and Life Insurance Company recorded in Volume 11010, Page 1015, Deed Records, TARRANT County, Texas;

THENCE South 89°55'00" West along the south line of said Tract B a distance of 169.50 feet to a point for corner in the center of former alley closed in City Ordinance No. 1626;

THENCE South along said center of closed alley, a distance of 50.00 feet to a point for corner in the called south line of said Block 7,

THENCE North 89°55'00" West along the called south line of Block 7, a distance of 112.24 feet to a point and being in the called easterly right-of-way line of Taylor Street;

THENCE North 13°55'02" West along the called easterly right-of-way line of Taylor Street, a distance of 237.36 feet to the POINT OF BEGINNING and containing 65,572 square feet (1.505 acres) of land.

Exhibit C

RULES AND REGULATIONS

1. Tenant agrees to deposit a reasonable amount fixed by Landlord from time to time for each key issued by Landlord to Tenant for Tenant's offices, and upon termination of this Lease, Tenant agrees to return all keys to Landlord. Landlord shall refund any amount deposited upon return of all keys.

2. Tenant shall refer all contractors, contractor's representatives and installation technicians rendering any service to Tenant, to Landlord for Landlord's supervision, approval and control before performance of any contractual service. This provision shall apply to all work performed in the Building, including, without limitation, installation of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

3. Movement in and out of the Building of furniture, office equipment or other bulky materials, or movement through Building entrances or lobby, or dispatch or receipt by Tenant of any merchandise or materials which requires use of elevators or stairways shall be restricted to hours designated by Landlord. All such movement shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance of any such movement. Such prearrangements initiated by Tenant shall include determination by Landlord, and subject to Landlord's decision and control, of the time, method and routing of movement, and limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant shall assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property and personnel of Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from the time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any of said property or persons resulting from any act in connection with such service performed for Tenant, and Tenant hereby agrees to indemnify and hold Landlord harmless from and against any and all such damage, injury or loss, including attorney's fees.

4. No signs, advertisements or notices shall be allowed in any form on windows or doors inside or outside the Leased Premises or any other part of the Building, and no signs except in uniform location and uniform styles fixed by Landlord shall be permitted on exterior identification pylons, if any, in the public corridors or on corridor doors or entrances to the Leased Premises. All signs shall be contracted for by Landlord for Tenant at the rate fixed by Landlord from time to time, and Tenant shall be billed and pay for such service accordingly upon demand. No nails, hooks or screws shall be driven or inserted in any part of the Building, except by the maintenance personnel of the Building, nor shall any part be defaced by tenants.

5. No draperies, shutters, or other window covering shall be installed on exterior windows or walls or windows and doors facing public corridors without Landlord's written approval. Landlord shall have the right to require installation and continued use of uniform window covering for such windows.

6. No portion of the Leased Premises or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

7. Tenant shall not place, install or operate in the Leased Premises or in any other part of the Building any engine, stove or machinery, or conduct mechanical operations or cook thereon or therein, or place or use in or about the Leased Premises any explosives, gasoline, kerosene, oil, acids, caustics or any other inflammable, explosive or hazardous materials, fluid or substance without the prior written consent of Landlord.

8. Landlord shall not be responsible for lost or stolen personal property, equipment, money or jewelry from the Leased Premises or public rooms regardless of whether such loss occurs when any such area is locked against entry or not.

9. No birds or animals shall be brought into or kept in or about the Leased Premises or any other part of the Building.

10. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees or invitees. In the event any of Landlord's employees perform any such services, such employee shall be deemed to be the agent of any such tenant regardless of whether or how payment is arranged for services, and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

BY

W

11. Landlord shall not permit entrance to Tenant's offices by use of pass keys controlled by Landlord to any person at any time without written permission of Tenant, except employees, contractors or service personnel directly supervised by Landlord and employees of the United States Postal Service.

12. None of the entries, sidewalks, vestibules, elevator shafts, passages, doorways or hallways and similar areas shall be blocked or obstructed, or any rubbish, litter, trash or material of any nature placed, emptied or thrown into such areas, or such areas be used at any time for any purpose except for ingress or egress by Tenant, Tenant's agents, employees or invitees to and from the Leased Premises and for going from one to another part of the Building.

13. Tenant and Tenant's employees, agents and invitees shall observe and comply with the driving and parking signs and markers on the premises or parking facilities surrounding the Building.

14. Landlord shall have the right to prescribe the weight and position of safes, computers and other heavy equipment which shall, in all cases, in order to distribute their weight, stand on supporting devices approved by Landlord. All damage done to the Leased Premises or to the Building by placing in or taking out any property of Tenant, or done by Tenant's property while in the Leased Premises or the Building, shall be repaired immediately at the sole expense of Tenant.

15. To insure orderly operation of the Building, no ice, minerals or other water, towels, newspapers, etc. shall be delivered to the Leased Premises except by persons approved by Landlord in advance in writing.

16. Should Tenant require telegraphic, telephonic, annunciator or other communication services, Landlord shall direct all service personnel where and how wires are to be introduced and placed, and none shall be introduced or placed except as Landlord shall direct. Electric current shall not be used for power or heating without the prior written consent of Landlord.

17. Plumbing fixtures and appliances shall be used only for purposes for which constructed, and no sweeping, rubbish, rags or other unsuitable material shall be thrown or placed therein. Damage resulting to any such fixtures or appliances from misuse by Tenant, or Tenant's agents or employees shall be paid by Tenant, and Landlord shall not in any case be responsible therefor.

18. Tenants shall not make or permit any improper noises in the Building, or otherwise interfere in any way with other tenants, or persons having business with them.

19. Landlord specifically reserves the right to refuse admittance to the Building from 7 p.m. to 7 a.m. daily, or on Sundays or on legal holidays, to any person or persons who cannot furnish satisfactory identification, or to any person or persons who, for any other reason in Landlord's judgment, should be denied access to the premises. Landlord, for the protection of the tenants and their effects, may prescribe hours and intervals during the night, on Sundays and holidays, when all persons entering and departing the Building shall be required to enter their names, the offices to which they are going or from which they are leaving, and the time of entrance or departure in a register provided for that purpose by Landlord.

20. Tenants on multi-tenant floors shall keep all entrance doors to the Leased Premises closed at all times.

21. Landlord reserves the right to rescind any of these rules and make such other and further reasonable rules and regulations as in Landlord's judgment shall from time to time be needful for the safety, protection, care and cleanliness of the Building, the operation thereof, the preservation of good order therein, and the protection and comfort of its tenants, their agents, employees and invitees, which rules when made and notice thereof given to a tenant shall be binding upon such tenant in like manner as if originally prescribed.

22. Smoking of burning tobacco products is prohibited in all public and private areas within the Building. Included are all tenant offices, elevators, elevator lobbies, public corridors, public restrooms, all lobby areas and stairwells. Smoking regulations in the Building shall conform to existing governmental ordinance.

FIRST AMENDMENT OF LEASE

THIS FIRST AMENDMENT OF LEASE (this "Amendment") is entered into on this ______ day of November, 2004, by and between FORT WORTH PLAZA LIMITED PARTNERSHIP, a Texas Corporation ("Landlord"), successor-in-interest to FW Office Investors, Ltd. ("Original Landlord") and Connect Paging, Inc., ("Tenant").

WITNESSETH:

WHEREAS, Original Landlord and Tenant entered into that certain Lease Agreement (the "Lease Agreement") dated September 29, 2004 for approximately 1,824 square feet of rentable area on the seventh floor, Suite 720 in the Oil & Gas Building (the "Building") in Fort Worth, Texas;

WHEREAS, Lessee and Lessor desire to extend the term of the Lease Agreement pursuant to the terms and conditions herein provided.

NOW, THEREFORE, for and in consideration of the sum of Ten Dollars ($10.00) and other good and valuable consideration paid by each party hereto to the other, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord and Tenant hereby agree as follows:

1. **Term**. The Term of the Lease is thirty eight (38) months so that the term shall expire on January 31, 2008.

2. **Lease Space.** Lease space is expanded by 1,403 rentable square feet for a total of 3,227 rentable square feet.

3. **Base Rental**. Tenant's Base Rental shall be as follows:

December 1, 2004 – January 31, 2005	$0.00/month
February 1, 2005 – January 31, 2008	$3,495.92/month

Each such monthly installment shall be due and payable on the first day of each calendar month, monthly in advance without demand and without setoff or deduction whatsoever.

4. Landlord will do the following work to the Tenant's expansion space prior to commencement. Paint and carpet entire expansion space, and demo all existing walls in the expansion space. Landlord will connect the spaces with a case opening. Landlord's work will not exceed $9.00 per square foot on the expansion space.

5. **Miscellaneous**.

(a) Any capitalized term or phrase used in this Amendment shall have the same meaning as the meaning ascribed to such term or phrase in the Lease unless expressly otherwise defined in this Amendment.

(b) In the event that the terms of the Lease conflict or are inconsistent with those of this Amendment, the terms of this Amendment shall govern.

(c) Except as amended by this Amendment, the terms of the Lease remain in full force and effect.

(d) This Amendment shall become effective only upon execution and delivery by both Landlord and Tenant.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on the day and year first written above.

LANDLORD:

FORT WORTH PLAZA LIMITED PARTNERSHIP,
A Texas Limited Partnership

By: Telecomspace America, Inc.
A Texas Corporation

By: ____________________
Name: M. T. Amsavizadeh
Title: President

TENANT:

CONNECT PAGING, INC.

By: ____________________
Name: Byron Young
Title: President